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             SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C.  20549


                          FORM 8-K

                       CURRENT REPORT

           Pursuant to Section 13 or 15(d) of the
               Securities Exchange Act of 1934



  Date of Report (Date of earliest event reported) January 19, 1996


                 FLEET FINANCIAL GROUP, INC.
   (Exact name of registrant as specified in its charter)




                        RHODE ISLAND
       (State or other jurisdiction of incorporation)


          1-6366                        05-0341324
     (Commission File Number)      (IRS Employer Identification No.)


One Federal Street, Boston, Massachusetts          02211
     (Address of principal executive office)     (Zip Code)


Registrant's telephone number, including area code:  617-292-2000

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


Item 5.                  Other Events
                         ------------

     On November 30, 1995, Fleet Financial Group, Inc.
("Fleet") consummated the merger of Shawmut National
Corporation ("Shawmut") with and into Fleet. Each Shawmut stockholder received, for each share of Shawmut common stock ("Shawmut Common Stock") held by such stockholder, except for shares held by dissenting shareholders or shares held by Fleet or its subsidiaries or by Shawmut or its subsidiaries (other than in both cases shares held in a fiduciary capacity or as a result of debts previously contracted), 0.8922 shares of the Common Stock, $0.01 par value (including the associated preferred share purchase rights), of Fleet ("Fleet Common Stock").

     The Merger was accounted for as a pooling of interests, Fleet hereby files supplemental financial statements for the years ended December 31, 1994, 1993, and 1992 and for the interim periods ended September 30, 1995 and 1994.

Item 7.        Financial Statements and Exhibits
               ---------------------------------

     (a)  Not applicable

     (b)  Not applicable


     (c)  Exhibits

          The following exhibits are filed as part of this report:

23   Consent of KPMG Peat Marwick LLP

99(a) Management's Discussion and Analysis; Supplemental
      Financial Information; Supplemental Consolidated Balance Sheets of Fleet as of December 31, 1994 and 1993; Supplemental
      Consolidated Statements of Income of Fleet for the years ended December 31, 1994, 1993, and 1992, Supplemental Consolidated Statements of Changes in Stockholders' Equity and
      Supplemental Consolidated Statements of Cash Flows for the years ended December 31, 1994, 1993, and 1992.

99(b) Management's Discussion and Analysis; Supplemental Consolidated
      Balance Sheets of Fleet as of September 30, 1995 and December 31, 1994; Supplemental Consolidated Statements of Income of Fleet for the three and nine-month periods ended September 30, 1995 and 1994; Supplemental Consolidated Statements of Changes in Stockholders' Equity, and Supplemental Consolidated Statements of Cash Flows for the nine-month periods ended September 30, 1995 and 1994(unaudited).

                         SIGNATURES


     Pursuant to the requirements of the Securities Exchange
Act of 1934, as amended, Fleet has duly caused this report to be signed in its behalf by the undersigned hereunto duly authorized.


                                   FLEET FINANCIAL GROUP, INC.

                                   By   /s/  Robert C. Lamb, Jr.
                                        ---------------------------
                                        /s/  Robert C. Lamb, Jr.
                                        Chief Accounting Officer and
                                        Controller





Date:  January 19, 1996